Exhibit 10.71



                               SERVICES AGREEMENT

         SERVICES AGREEMENT ("Agreement"), dated as of October 1, 2000, by and between Harvest Partners, Inc., a New York corporation ("Harvest"), and Lund International Holdings, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company is in the business of designing, manufacturing and marketing a broad line of exterior accessories for new and used light trucks, sport utility vehicles, vans and over the road trucks (the "Business"); and

         WHEREAS, the Company desires that Harvest provide the Company with financial advisory and corporate services relating to the Company's business and affairs; and

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. EFFECTIVE DATE. This Agreement shall be effective as of October 1, 2000.

         2. SERVICES. (a) Harvest will provide the Harvest Consulting Services ("Harvest Consulting Services") to the Company from time to time as requested by the Board of Directors of the Company. The Harvest Consulting Services shall include, without limitation, (i) supervisory services, human resource services, accounting and computer services, (ii) assisting the Company, generally, with respect to financial and business matters, as the Company's financial advisor,
(iii) recommending and assisting the Company in implementing a general strategy in connection with the Company's accomplishing its business plan and anticipated growth; (iv) assisting the Company to structure and negotiate dispositions of assets and/or business units; (v) if necessary, locating equity partners and structuring the terms of any such equity investment, (vi) communicating with lenders and stockholders, including, assisting in the coordination of investor relation services, (vii) structuring and negotiating refinancing and other lending or borrowing transactions relating to the Company and (viii) such other investment, advisory, related financial and corporate services as Harvest or the Company shall, from time to time, deem necessary or appropriate, except that it does not include services provided to the Company under Section 3. (e) of this Agreement. The Harvest Consulting Services may be rendered both through the Harvest Directors (as defined in Section 2. (b)) and directly by Harvest and its affiliates. The Harvest Consulting Services shall be strictly advisory in nature and the Company shall be free to accept or reject any such advice in its sole and absolute discretion. Harvest shall have no authority to bind or obligate the Company in any way. Nothing contained in this Agreement shall require the


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Company to exclusively use the services of Harvest or the Harvest Directors in connection with the matters referred to herein as Harvest Consulting Services.

         (b) Harvest hereby agrees to provide the Company with directors services, if requested by the Board of Directors of the Company. In that event, Harvest hereby agrees to cause two of its principals, directors or designees with financial and/or management expertise to serve on the Company's Board of Directors (the "Harvest Directors"). The Harvest Directors shall devote such time and attention as is reasonably necessary to provide guidance, counsel and managerial or corporate assistance to the Company.

         3. COMPENSATION.

                  (a) Subject to Section 4 below, and governed by, subject to, and limited by the terms of the Credit Agreement, dated on or about February 27, 1998, among the Company and its subsidiaries and their subsidiaries, Heller Financial, Inc., and Dresdner Bank AG, New York and Grand Cayman Branches, and the AMENDMENT NO. 1 TO CREDIT AGREEMENT dated on or about April 1, 1998, the AMENDMENT NO. 2 TO CREDIT AGREEMENT dated on or about December 23, 1998, the WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT, dated on or about January 24, 2000, and the WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT, dated on or about November 14, 2000, including the defined terms therein (the "Credit Agreement As Amended") and the CAPITAL CALL AGREEMENT, dated on or about November 14, 2000 by and among the Company, Heller Financial, Inc., a Delaware corporation (in its individual capacity, "Heller"), as Agent (in such capacity, "Agent") and HARVEST PARTNERS III, L.P. ("Harvest LP"), a Delaware limited partnership, and acknowledged and consented to by LUND ACQUISITION CORP., a Minnesota corporation, BAC ACQUISITION CO., a Delaware corporation, TRAILMASTER PRODUCTS, INC., a Delaware corporation and DELTA III, INC., a Delaware corporation ("Capital Call Agreement"), as full payment for the Harvest Consulting Services to be rendered to the Company hereunder (specifically excluding, however, all amounts payable directly by the Company to its directors, including the Harvest Directors, for directors' services), the Company shall pay to Harvest a fee for one calendar year from the Effective Date hereof and up to and including September 30, 2001, the sum of Four Hundred Thousand Dollars and no/cents ($400,000.00) ("Management Fees"), payable in quarterly installments of One Hundred Thousand Dollars and no/cents ($100,000) after the Company's quarterly financial statements are published under the terms of the Credit Agreement As Amended.

                  (b). Payment of the Management Fees by the Company shall be determined by the Chief Financial Officer of the Company, taking into consideration the terms, conditions, and restrictions of the Credit Agreement As Amended, the Capital Call Agreement, and the Investment Agreement between the Company and LIH Holdings IV, LLC, a Delaware limited liability corporation, dated December 28, 2000 ("Investment Agreement"). The Chief Financial Officer's determination, in absence of manifest error, shall be binding and conclusive on Harvest and the Company, this includes but is not




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limited to any restrictions placed on the Company by its senior and subordinated lenders to withhold payment of the Management Fees to Harvest until certain terms and conditions are met under the Credit Agreement As Amended, the Capital Call Agreement, and the Investment Agreement ("Suspended Payments").

                  (c). Notification by the Company to Harvest on a quarterly basis of the Company's compliance with the terms of the Credit Agreement As Amended, together with a copy of the Chief Financial Officer's certification to the Company of said compliance, shall be delivered to Harvest in writing by the Company simultaneously with the public release of the Company's earnings following the end of each fiscal quarter of the Company.

                  (d). Any Suspended Payments mandated in accordance with the terms of the Credit Agreement As Amended shall accumulate without interest and shall only be payable at such time as, with respect to each full fiscal quarter ending prior to termination of this Agreement, the Company is in full compliance with the terms and conditions of the Credit Agreement As Amended.

                  (e). The Company, provided the prior approval of a majority of the Independent Directors of the Board of Lund International Holdings, Inc. is obtained, may pay Harvest negotiated amounts in excess of the Management Fees. This excess payment above the Management Fees may be paid by the Company to the extent Harvest provides the Company with investment banking, advisory or other similar services in connection with any extraordinary transaction effected by the Company, including but not limited to any merger, business combination, recapitalization or significant asset acquisition or disposition ("Harvest Fees").

                  (f). Harvest shall not be entitled to reimbursement of out-of-pocket expenses for performing Harvest Consulting Services hereunder. Nothwithstanding the foregoing, the Harvest Directors shall be entitled to expense reimbursement available to the Company's directors generally.

         4. TERM. This Agreement commences on October 1, 2000, and after due consideration by the Independent Directors of Lund International Holdings, Inc., and in their sole discretion, is renewable in writing on a yearly basis. This Agreement may be earlier terminated if it is terminated for cause as provided in
Section 7 below, or the date the number of shares of Common Stock beneficially owned, as defined under but not limited to: the Stock Purchase Agreement between LIH Holdings, LLC and the Company, dated September 9, 1997 and any amendment(s) thereto; the Investment Agreement between LIH Holdings, II, LLC and the Company dated November 25, 1997 and any amendment(s) thereto; the Investment Agreement between LIH Holdings III, LLC and the Company dated December 28, 1998 and any amendments(s) thereto; and the Investment Agreement between LIH Holdings IV, LLC and the Company dated November 14, 2000, by Harvest or any entity affiliated with Harvest decreases to less than fifty percent (50%) of the number of issued and outstanding shares of the Company.



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         5. RIGHT TO ENGAGE IN OTHER ACTIVITIES. The Harvest Consulting Services
provided herein are not to be deemed exclusive. Nothing contained herein shall restrict Harvest, the Harvest Directors, or any of its shareholders, directors, officers, employees or agents from engaging in any other business or devoting time and attention to the management, investment, involvement or other aspects of any other business, including becoming an officer or director thereof, or rendering services of any kind to any other corporation, firm, individual or association. The Company further acknowledges that Harvest or the Harvest Directors from time to time, may provide investment, management and advisory services to other companies and entities. In addition, the Company acknowledges that Harvest or the Harvest Directors have, and will continue, to render investment and advisory advice and services to certain of the Company's stockholders, including LIH Holdings, LLC, a Delaware limited liability corporation, LIH Holdings II LLC, a Delaware limited liability corporation, LIH Holdings III, LLC, a Delaware limited liability corporation, and LIH IV, a Delaware limited liability corporation (collectively "LIH"), and LIH's members and their affiliates.

         6. CONFIDENTIALITY. Harvest acknowledges that in connection with the performance of the Harvest Consulting Services hereunder, it and its employees may have access to the Company's confidential information (as hereinafter defined). Harvest agrees that neither it nor its employees will use or disclose outside the scope of its engagement hereunder any confidential information of the Company and will take normal and reasonable steps to protect the confidentiality of any such confidential information. Confidential Information shall encompass information about the Company's products, business, finances and marketing plans, but shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by Harvest or its employees, (ii) was available to Harvest on a non-confidential basis prior to its disclosure to Harvest by the Company, its representatives or agents or (iii) becomes available to Harvest on a non-confidential basis from a source other than the Company, its representatives or agents, provided that such source is not bound by a confidentiality agreement with the Company, its representatives or its agents or otherwise is prohibited from transmitting the information to Harvest or its employees by a confidential, legal or fiduciary obligation.

         7. TERMINATION FOR CAUSE. This Agreement may be terminated for cause by the party whose conduct is not the cause for such termination if (a) either party commits an act of criminal misconduct or gross negligence or neglect in any material respect of its obligations as set forth herein, or (b) either party files a voluntary petition in bankruptcy or is adjudicated as bankrupt or insolvent, or such party files a petition under any chapter of the United States Bankruptcy Code or any other present or future applicable Federal, state or other statute or law regarding bankruptcy, insolvency or other relief for debtors, or any party seeks, or consents to, or acquiesces in the appointment of, any trustee, receiver, conservator or liquidator of itself or of all or any substantial portion of its property, and such petition in bankruptcy, or adjudication as a bankrupt or insolvent entity, is not waived, dismissed or overturned within sixty (60) days from the date of the filing or adjudication in question.



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         8. ASSIGNMENT. Neither Harvest nor the Company may assign this
Agreement or any of their respective rights or obligations hereunder, except that either of them may assign or transfer this Agreement to any other person who or which acquires all or substantially all of their respective property, business and assets, provided that, in the case of Harvest, the successor to its business employs substantially the same personnel to provide the Harvest Consulting Services and the services provided by the Harvest Directors hereunder.

         9. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not in any manner or way affect any other provision hereof, and this Agreement shall be construed, if possible, as if amended to conform to legal requirements, failing which it shall be construed as if any such offending provision were omitted.

         10. INDEPENDENT CONTRACTOR RELATIONSHIP. Harvest shall serve as an independent contractor to the Company pursuant to the terms and conditions of this Agreement and this Agreement does not create and shall not be construed to create a relationship of principal and agent, joint venturers, co-partners, employer and employee, or any similar relationship between the Company and Harvest, and the parties hereto expressly deny the existence of any such relationship.

         11. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

         12. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

         13. BINDING NATURE. Subject to the restrictions on assignability contained herein, each and all of the covenants, terms, conditions, provisions and agreements herein contained shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs and permitted assigns.

         14. AMENDMENT, ETC. The provisions of this Agreement may not be amended, waived, modified or changed except by an instrument in writing signed by all of the parties hereto. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or conditions, whether of like or different nature.



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         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

         IN WITNES WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized on the date first above written.

                                      HARVEST PARTNERS, INC.



                                      By:/s/ Ira Kleinman
                                         ---------------------------------
                                           Name:   Ira Kleinman
                                           Title:  General Partner



                                      LUND INTERNATIONAL HOLDINGS, INC.

                                      By: /s/ Edmund Schwartz
                                          --------------------------------
                                             Name:  Edmund Schwartz
                                              Title:  Chief Financial Officer